SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 2, 2013
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(a)	Resignation of Ariel Almog as a Director

On October 2, 2013, Ariel Almog tendered his resignation as a director of Hotel Outsource Management International, Inc. (“HOMI”), effective November 8, 2013, and notified HOMI, that he will not stand for re-election as a director. In addition, Mr. Almog has resigned from his position as a director of HOMI USA, Inc., a wholly owned subsidiary of HOMI, and all other HOMI subsidiaries, effective immediately. By mutual consent of Mr Almog and the HOMI subsidiaries, Mr Almog’s management position as Chief Executive Officer of HOMI USA, Inc., and his management positions in all HOMI subsidiaries will terminate, as of December 31, 2013. Mr. Almog’s resignations are unrelated to HOMI’s operations, policies or practices.

(b)	Resignation of Jacob Ronnel as Chief Executive Officer and Chief Financial Officer

On October 2, 2013, by mutual consent of Jacob Ronnel and HOMI and its subsidiaries, it was agreed that Mr Ronnel’s management position as Chief Executive Officer and Chief Financial Officer of HOMI, and his management positions in all HOMI subsidiaries, will terminate, as of December 31, 2013. In addition, Mr. Ronnel shall resign from all director positions he currently holds with HOMI subsidiaries effective December 31, 2013. He shall remain a director of HOMI. Mr. Ronnel’s resignations are unrelated to HOMI’s operations, policies or practices.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

October 2, 2013	Hotel Outsource Management International, Inc.

	By:	/s/ Daniel Cohen
	Name:	Daniel Cohen
	Title:	President